Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9U (Pennsylvania Trust)

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-44974 of our opinion dated May 16, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 30, 2000